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                                                                       EXHIBIT 5



                                 February 17, 1999





Input Software, Inc.
1299 Parkmoor Avenue
San Jose, CA 95126


          Re:  Input Software, Inc. Registration Statement for
               Offering of 5,000 Shares of Common Stock
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Ladies and Gentlemen:

   We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

           Very truly yours,



           /s/ GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP.
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           GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN &
           HACHIGIAN, LLP.